UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

CONTINUITYX SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of incorporation or organization)

610 STATE ROUTE 116, METAMORA, ILLINOIS, 61548
(Address of principal executive offices)

27-24080948
(I.R.S. Employer Identification No.)

Securities to be registered pursuant to section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:    333-168587      (if applicable) Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.001 per share, of ContinuityX Solutions, Inc.  (the “Registrant”), is included under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-168587), as filed with the Securities and Exchange Commission, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated by reference as though fully set forth herein.

Item 2. Exhibits.

The following Exhibits are incorporated herein by reference pursuant to Rule 12b-32:

3.1
Amended and Restated Certificate of Incorporation of Edutoons, Inc. is incorporated herein by reference to Exhibit 3.1 to Form 8K, filed by ContinuityX Solutions, Inc. on January 19, 2012, Commission File Number 333-168587.

All Forms 8-K, Forms 8-K/A, Forms 10-K, Forms 10-K/A, Forms 10-Q, and Forms 10-Q/A as filed with the Commission from August 6, 2010 to the date hereof, Commission File Number 333-168587 are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ContinuityX Solutions, Inc.

Date: November 30, 2012	By:	/s/ David Godwin
	Name:	David Godwin
	Title:	President and CEO